Exhibit 99.1

	RE:	MHI Hospitality Corporation
4801 Courthouse Street
Williamsburg, VA 23188
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:

Bill Zaiser	Vicki Baker
Chief Financial Officer	General Information
(301) 220-5405	(703) 796-1798

FOR IMMEDIATE RELEASE

WEDNESDAY, FEBRUARY 28, 2007

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR FOURTH QUARTER AND YEAR 2006

Williamsburg, VA – February 28, 2007 – MHI Hospitality Corporation (AMEX: MDH), (the “company”), a self-advised lodging real estate investment trust (REIT), today reported its consolidated results for the fourth quarter and year ended December 31, 2006. The company also provided its business outlook for 2007.

PERFORMANCE HIGHLIGHTS:

•	5.2 percent increase in consolidated total revenue over fourth quarter 2005

•	45.5 percent increase in net operating income over fourth quarter 2005

•	36.5 percent increase in quarterly Funds from Operations (“FFO”), or $0.30 versus $0.22 in 2005

•	8th consecutive quarter-over-quarter increase in core properties’ Revenue per Available Room (“RevPAR”) and Average Daily Rate (“ADR”)

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “We completed our second year as a public operating company in 2006 and are very pleased with building a record of consistent performance over that time. This includes achieving a 19 percent increase in FFO and our eighth consecutive quarter-over-quarter increases in RevPar and ADR. Through selective acquisitions and dispositions we have enhanced our real estate platform in asset quality and geographic positioning. And we continue to create value for shareholders through rebranding and repositioning initiatives.”

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“During 2006 we also put essential building blocks in place for future growth,” said Sims. “We forged an alliance with Coakley & Williams to broaden our potential exposure to attractive development and investment opportunities. We substantially increased our financial capacity in expanding our line of credit from $23 to $60 million and adding new bankers. And we attracted new research coverage. In 2006 we also enhanced our management resources and capabilities with the addition of Chief Operating Officer David Folsom. With such a foundation in place we are well-positioned to execute an effective growth strategy going forward.”

Operating Results

The company reported strong top line revenue growth during the fourth quarter, with both ADR and RevPAR increasing quarter over quarter. For the quarter ended December 31, 2006, the company reported consolidated total revenue of approximately $17.0 million, an increase of 5.2 percent over the approximately $16.2 million of total revenue in the fourth quarter of 2005. Consolidated net income was approximately $1.1 million, or $0.17 per share ($0.16 fully diluted), as compared to approximately $0.53 million, or $0.10 per share, in the comparable 2005 period. During the fourth quarter, FFO was approximately $3.2 million, or $0.30 per share, as compared to approximately $2.3 million, or $0.22 per share, for the fourth quarter of 2005; an increase of 36.5 percent. Net operating income for the quarter increased 45.5 percent to approximately $3 million, as compared to approximately $2.0 million for the fourth quarter of 2005.

For the year ended December 31, 2006, the company reported consolidated total revenue of approximately $67.2 million and consolidated net income of approximately $3.2 million, or $0.48 per share. For the comparable period of 2005, total revenues were approximately $55.2 million, and consolidated net income was approximately $2.5 million, or $0.39 per share. FFO for the full year was approximately $10.0 million, or $0.95 per share, as compared to approximately $8.5 million, or $0.80 per share, for the full year in 2005, representing an 18.6 percent increase in FFO over the prior year.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. The company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the company’s operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

Hotel Operating Performance

Included in the following tables are key operating statistics for the company’s six properties included in continuing operations for the quarter and year ended December 31, 2006 and 2005. These statistics include the Crowne Plaza Jacksonville Hotel, which was

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acquired in July 2005, and do not include the Holiday Inn Williamsburg, which was sold in August 2006, or the Louisville Ramada Riverfront, which is temporarily closed for renovations.

	Quarter Ended Dec. 31, 2006	Quarter Ended Dec. 31, 2005	Variance
Occupancy %	65.1%	65.2%	<0.1> %
Average Daily Rate (“ADR”)	$113.20	$108.23	4.6%
Revenue per Available Room (“RevPAR”)	$73.75	$70.57	4.5%

For the quarter ended December 31, 2006, the company realized a 4.5 percent increase in RevPAR versus the same period in 2005. For the same three-month period, the company’s six hotels included in continuing operations generated approximately $16.3 million of total revenue versus approximately $16.0 million in 2005. This marks the eighth consecutive quarter-over-quarter increase in both RevPAR and ADR.

	Year Ended Dec. 31, 2006	Year Ended Dec. 31, 2005	Variance
Occupancy %	69.6%	70.3%	<1.0> %
Average Daily Rate (“ADR”)	$112.43	$104.53	7.6%
Revenue per Available Room (“RevPAR”)	$78.26	$73.48	6.5%

For the year ended December 31, 2006, the company generated a 7.6 percent increase in ADR versus the comparable period in 2005, more than offsetting a 1.0 percent decrease in occupancy, to yield a 6.5 percent increase in RevPAR versus the year ended 2005. For the year ended December 31, 2006, the company’s six hotels included in continuing operations generated approximately $67.2 million of total revenue versus approximately $55.2 million in fiscal year 2005, an increase of 21.7 percent in revenue growth.

Balance Sheet/Liquidity

At December 31, 2006, the company had approximately $4.0 million of available cash and cash equivalents, approximately $2.6 million of which is reserved for capital improvements and certain other expenses. The company has approximately $15.2 million outstanding on its $60.0 million revolving line of credit, of which approximately $8.2 million was used to fund the Louisville Ramada Riverfront hotel acquisition, approximately $3.4 million was used for working capital and the remaining $3.6 million was applied to other capital projects.

Dividend

As previously announced, the company declared a quarterly dividend of $0.17 per share of common stock payable to shareholders of record on the close of business Thursday, March 15, 2007. The dividend will be paid on Wednesday, April 11, 2007.

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Portfolio Update

As of December 31, 2006, total assets were approximately $127.6 million, including approximately $111.4 million of net investment in hotel properties. Total mortgage debt was approximately $41.6 million and unit holders’ equity was approximately $21.0 million, with 3,907,607 limited partnership units outstanding.

The company also reported the following developments:

•

In the fourth quarter of 2006 the company completed $3.0 million in renovations at the Hilton Jacksonville Riverfront Hotel, consistent with the rebranding requirements of the hotel to the Crowne Plaza® flag.

•

At the Crowne Plaza Hollywood, FL-SIAN Waterway Resort in Hollywood, Florida, developer MCZ/Centrum has reported that it is nearing completion of the 310-unit condominium hotel. Upon issuance of an occupancy permit the company expects to acquire the public space in the hotel and commence operations shortly thereafter. The company anticipates that MCZ/Centrum will complete the project in Spring 2007.

•

The company continues planning for the renovation and repositioning of its Louisville asset, a 186-unit riverfront hotel in Jeffersonville, Indiana acquired in September 2006. On February 23, 2007 the company executed a license agreement with Starwood Hotels and Resorts to brand the hotel as a Sheraton. The term of the license agreement is 15 years. A $10.5 million renovation will begin in March 2007 and is scheduled to be completed in the first quarter of 2008.

•

On February 23, 2007, the company announced the execution of a license agreement with Hilton Hotel Corp. to extend the Hilton brand at its Wilmington, North Carolina hotel for a period of ten years. Commensurate with the terms of the agreement, the company will commence an extensive $10 million renovation in March 2007. The renovation is scheduled to be completed in the first quarter of 2008.

•

During 2006 the company issued formal letters of intent to purchase 14 hotel assets with a cumulative proposed purchase price of approximately $400 million. These included three hotel assets with a cumulative proposed purchase price of approximately $120 million in the fourth quarter. The company conducted extensive due diligence on these opportunities and pursued initial acquisition prices that would have been accretive to shareholders. Ultimately, though, these assets were sold to other parties for very aggressive prices that management felt were inconsistent with the company’s strict underwriting standards and would have been dilutive to shareholders, potentially exposing the company to significant risks in the event of a market down-turn.

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Outlook and Market Trends

Management reaffirms its 2007 guidance provided January 16, 2007 and expects RevPAR growth to be in the range of 5 to 7 percent, and FFO per share to be in the range of $1.00 to $1.10 for the year. These projections are based on occupancy and rate estimates that are consistent with year 2007 trend forecasts by Smith Travel Research for the market segments in which the company operates. The FFO forecast reflects management’s expectation that new acquisitions will add approximately five cents to FFO, that the company’s Hollywood, Florida hotel condominium project will be operational this Spring 2007 and that there will be continued expansion in the lodging industry through 2007.

The table below reconciles projected 2007 net income to projected FFO.

Reconciliation Table:

	Low Range	High Range
	Y/E 2007	Y/E 2007
Net Operating Income	$3,657,138	$4,397,018
Depreciation	4,867,352	4,867,352
Minority Interest	2,096,280	2,461,320

FFO	10,620,770	11,725,690

FFO per share & unit	$1.00	$1.10

Earnings Call/Webcast

The company will conduct its fourth quarter and year 2006 conference call for investors and other interested parties at 10:00 a.m. ET on Wednesday, February 28, 2007. The conference call will be accessible by telephone and via the Internet. Interested individuals are invited to listen to the call by dialing 877-407-0782. To participate in the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the live call, a taped rebroadcast will be available beginning two hours after completion of the live call on February 28, 2007 through March 7, 2007. To access the rebroadcast, dial 877-660-6853, enter account number 286 and conference identification number 228716. A replay of the call also will be available on the Internet at www.mhihospitality.com for 30 days.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper upscale full service hotels in the Mid-Atlantic and southeastern United States. Currently, the company’s portfolio consists of seven properties comprising 1,723 rooms, operating under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the company has a leasehold interest in the common area of Shell Island Resort, a resort

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condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2006 (unaudited)	December 31, 2005
ASSETS
Investment in hotel properties, net	$111,416,404	$101,583,250
Cash and cash equivalents	1,445,491	501,810
Restricted cash	2,552,234	4,330,981
Accounts receivable	2,143,426	2,095,193
Accounts receivable-affiliate	195,859	242,362
Prepaid expenses, inventory and other assets	1,979,371	1,917,038
Assets held for sale	—	4,451,912
Notes receivable	4,430,000	—
Shell Island lease purchase, net	2,676,470	3,088,235
Deferred financing costs, net	793,558	175,142

TOTAL ASSETS	$127,602,813	$118,385,923

LIABILITIES
Line of credit	$15,228,232	$3,500,000
Mortgage loans	41,607,099	42,686,943
Accounts payable and accrued liabilities	5,429,990	5,106,882
Dividends and distributions payable	1,805,333	1,803,973
Advance deposits	509,084	266,657

TOTAL LIABILITIES	64,579,738	53,364,455

Minority Interest in Operating Partnership	21,001,287	21,805,572

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock , par value $0.01, 49,000,000 shares authorized, 6,712,000 shares and 6,704,000 shares issued and outstanding at December 31, 2006 and December 31, 2005	67,120	67,040
Additional paid in capital	47,947,267	47,760,347
Accumulated deficit	(5,992,599)	(4,611,491)

TOTAL STOCKHOLDERS’ EQUITY	42,021,788	43,215,896

TOTAL LIABILITIES AND OWNERS’ EQUITY	$127,602,813	$118,385,923

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31, 2006 (unaudited)	Three months ended December 31, 2005 (unaudited)	Year ended December 31, 2006 (unaudited)	Year ended December 31, 2005
Revenue
Rooms department	$10,427,510	$9,979,397	$43,902,272	$36,125,187
Food and beverage department	5,203,313	5,365,914	19,140,975	16,449,821
Other operating departments	1,364,579	805,446	4,198,550	2,598,546

Total revenue	16,995,401	16,150,757	67,241,797	55,173,554

EXPENSES
Hotel operating expenses
Rooms department	2,874,050	2,728,014	12,105,920	9,957,696
Food and beverage department	3,372,471	3,609,393	13,006,643	11,361,380
Other operating departments	211,086	197,109	868,631	728,234
Indirect	5,767,796	5,790,894	24,230,330	20,333,108

Total hotel operating expenses	12,225,403	12,325,410	50,211,524	42,380,418

Depreciation and amortization	1,317,080	1,175,771	4,916,721	4,071,774
Corporate general and administrative	584,116	678,429	2,591,180	1,071,646

Total operating expenses	14,126,599	14,179,611	57,719,425	48,523,838

NET OPERATING INCOME	2,868,802	1,971,147	9,522,372	6,649,716

Other income (expense)
Interest expense	(1,093,682)	(932,149)	(4,261,422)	(1,870,080)
Interest income	136,287	6,247	253,954	123,920
Unrealized (loss) on hedging activities	55.141	—	(176,729)	—
Gain(loss) on sale of assets	(77,812)	(235,378)	48,853	(235,378)

Net income before minority interest in operating partnership and income taxes	1,888,736	809,866	5,387,028	3,738,849

Minority interest in operating partnership	(644,662)	(289,861)	(1,889,387)	(1,407,268)
Income tax provision	(136,954)	133,298	(253,966)	257,218

Net income from continuing operations	1,107,120	653,303	3,243,675	2,588,799
Income (loss) from discontinued operations, net	3,207	(127,499)	(62,663)	(107,348)

Net income	$1,110,327	$525,804	$3,181,012	$2,481,451

Continuing operations per share
Basic	$0.17	$0.10	$0.48	$0.39
Diluted	$0.16	$0.10	$0.48	$0.39

Discontinued operations per share
Basic	$0.00	$(0.02)	$(0.01)	$(0.02)
Diluted	$0.00	$(0.02)	$(0.01)	$(0.02)

Net income per share
Basic	$0.17	$0.10	$0.47	$0.37
Diluted	$0.16	$0.10	$0.47	$0.37

Weighted average number of shares outstanding
Basic	6,712,000	6,704,000	6,708,526	6,667,562
Diluted	6,781,000	6,704,000	6,775,775	6,667,562

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended December 31, 2006	Three months ended December 31, 2005	Year ended December 31, 2006	Year ended December 31, 2005
Net income (loss)	$1,110,328	$525,804	$3,181,012	$2,481,451
Add minority interest	646,537	307,023	1,852,887	1,436,064
Add depreciation and amortization	1,317,080	1,240,443	5,053,590	4,309,575
Less gain on sale of assets	77,812	235,378	(48,853)	235,378

FFO	$3,151,757	$2,308,648	$10,038,636	$8,462,468

Weighted average shares outstanding	6,712,000	6,704,000	6,708,526	6,667,562
Weighted average units outstanding	3,907,607	3,907,607	3,907,607	3,857,482

Weighted average shares and units	10,619,607	10,611,607	10,616,133	10,525,044

FFO per share and unit	$0.30	$0.22	$0.95	$0.80

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non- cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.